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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Prospectus Supplement for Advanta Mortgage Loan Trust 1999-4 and in Exhibit A to this Prospectus Supplement.


                                                      /s/Arthur Andersen LLP


Philadelphia, Pennsylvania
November 9, 1999